electroCore Provides Business Update and Select Third Quarter 2021 Financial Guidance

•	Third quarter 2021 revenue expected to be approximately $1.5 million

•	Net cash used to fund operations in the third quarter 2021 of approximately $3.5 million

ROCKAWAY, NJ, October 12, 2021 (GLOBE NEWSWIRE) -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today provided an operating and business update as well as select unaudited preliminary financial guidance for the third quarter of 2021.

“We are pleased to announce preliminary third quarter results, which continued to show sequential growth in our revenue generating channels.,” stated Dan Goldberger, Chief Executive Officer of electroCore. “Revenue for the quarter ended September 30, 2021, is expected to be approximately $1.5 million. Our headache markets in the US and UK were impacted somewhat by the pandemic and we look forward to accelerating revenue in the future.”

Government Channels: During the third quarter of 2021, the company expects to recognize revenue of approximately $946,000 pursuant to the Department of Veterans Affairs (“VA”) and Department of Defense (“DoD”) originating prescriptions, compared to $779,000 during the second quarter of 2021 and $646,000 third quarter of 2020. 96 VA and DoD military treatment facilities have purchased gammaCore products through September 30, 2021, as compared to 85 through the second quarter 2021 and 67 through the third quarter of 2020.

Outside of the U.S.: During the third quarter of 2021, electroCore expects to recognize revenue of approximately $371,000 outside of the United States through direct channels, as compared to $369,000 during the second quarter of 2021 and $278,000 during the third quarter of 2020. These figures do not include new global stocking distributors which contributed revenues from Australia, Canada, and Qatar.

The company continued to expand its distributor relationships internationally, entering into an agreement with Kromax South Asia Ptd Ltd. to serve as the exclusive distributor of the gammaCore SapphireTM non-invasive vagus nerve stimulator (nVNS) in Malaysia, Singapore, and Indonesia.

Commercial: The company continues to make targeted investments in its Commercial channel. In January 2021, CMS published its Level II Healthcare Common Procedure Coding System, commonly known as HCPCS, including a unique code “K1020” for “Non-invasive vagus nerve stimulator,” which went into effect on April 1, 2021. During the third quarter, the company received a favorable coverage determination from a second regional payor and continues to work on obtaining additional positive medical benefit coverage decisions.

The company continues to develop cash pay business models for commercial patients with high deductible benefit plans or whose insurance does not yet cover nVNS therapy. More than 40 physicians’ offices in the US are currently offering the cash pay alternative contributing approximately $75,000 of revenue in the quarter ended September 30, 2021.

Financial Guidance: electroCore today announced the following preliminary unaudited financial guidance for the third quarter of 2021:

Third Quarter Revenue: electroCore anticipates that third quarter 2021 revenue will be approximately $1.5 million. This represents a 15% increase over second quarter 2021 revenue of $1.3 million and 36% growth over third quarter 2020 revenue of $1.1 million.

September 30, 2021 Cash: The company ended the third quarter of 2021 with approximately $39.0 million of cash, cash equivalents and marketable securities, compared to $23.7million as of the end of the second quarter 2021. Net cash used from operations in the third quarter was approximately $3.5 million. During the third quarter, the company raised net proceeds of approximately $18.8 million through a public offering of its common stock.

Mr. Goldberger commented further, “We continue to be enthusiastic about the prospects of the business.  We have a strong balance sheet which will support our continued efforts to educate and improve physician and patient awareness, which we believe will ultimately lead to the successful adoption of gammaCore globally.”

The company intends to provide a detailed operational and financial update during its third quarter 2021 earnings call in November 2021.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its non-invasive vagus nerve stimulation therapy platform, initially focused on the treatment of multiple conditions in neurology. The company's current indications are the preventive treatment of cluster headache and migraine, the acute treatment of migraine and episodic cluster headache, the acute and preventive treatment of migraines in adolescents, and paroxysmal hemicrania and hemicrania continua in adults.

For more information, visit www.electrocore.com.

About gammaCoreTM

gammaCoreTM (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore (nVNS) is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute and preventive treatment of migraine in adolescent (ages 12 and older) and adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

gammaCore is contraindicated for patients if they:

•	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

•	Have a metallic device, such as a stent, bone plate, or bone screw, implanted at or near the neck

•	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

Safety and efficacy of gammaCore have not been evaluated in the following patients:

•	Adolescent patients with congenital cardiac issues

•	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

•	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

•	Pediatric patients (less than 12 years)

•	Pregnant women

•	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product.

The U.S. FDA has cleared the gammaCore Sapphire CV (nVNS) device under an emergency use authorization for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing an exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved pharmacologic therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, using noninvasive vagus nerve stimulation (nVNS) on either side of the patient's neck.

gammaCore Sapphire CV has been authorized only for the duration of the statement that circumstances exist that warrant authorization of the emergency use of medical devices under section 564(b)(1) of the Act, 21 U.S.C. § 360bbbb-3(b)(1), until the authorization is terminated or revoked.

More information can be found at:

Letter of authorization: https://www.fda.gov/media/139967/download

Fact sheet for healthcare workers: https://www.fda.gov/media/139968/download

Patient information sheet: https://www.fda.gov/media/139969/download

Instructions for use of gammaCore: https://www.fda.gov/media/139970/download

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s expectations for revenue and cash used in operations during the third quarter of 2021, its expectations for future performance, as well as electroCore's business prospects and clinical and product development plans for 2021 and beyond, its pipeline or potential markets for its technologies, additional indications for gammaCore, the timing, outcome and impact of regulatory, clinical and commercial developments (including human trials for the study of headache, PTH, mTBI, Parkinson’s diseases and sleep deprivation stress and the business, operating or financial impact of such studies), further international expansion, and statements about anticipated distribution arrangements, government and payor funding arrangements (including those relating to Canada, Western Europe, Qatar, Taiwan, and China) and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Rich Cockrell

CG Capital

404-736-3838

ecor@cg.capital

or

Media Contact:

Jackie Dorsky

electroCore

908-313-6331

Jackie.dorsky@electrocore.com